Exhibit 4.1

Warrant No. F-1

WARRANT TO PURCHASE A MAXIMUM OF 10,000 SHARES OF

COMMON STOCK OF

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Void after December 22, 2006)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

This certifies that Merriman Curhan Ford & Co. (the “Holder”), or assigns, for value received, is entitled to purchase from Neurobiological Technologies, Inc., a Delaware corporation (the “Company”), located at 3260 Blume Drive, Suite 500, Richmond, California 94806, subject to the terms set forth below, a maximum of 10,000 fully paid and nonassessable shares (subject to adjustment as provided herein) of the Company’s Common Stock (the “Warrant Shares”) for cash at a price of $5.14 per share (the “Exercise Price”) (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (California Time) on December 22, 2006, (the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

1. Exercise, Issuance of Certificates. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be, and are deemed to be, issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made in cash or by check for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense not later than 10 days after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of the Holder.

2. Shares to be Fully Paid. The Company covenants and agrees that all Warrant Shares, will, upon issuance and payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

3.2 Reclassification. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

3.3 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage, prepaid, addressed to the registered Holder of this Warrant at the address of the Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5. Compliance with Securities Act; Transferability of Warrant; Disposition of Shares of Stock.

5.1 Compliance with Securities Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except where such securities have been registered under the Securities Act of 1933, as amended (the “Act”) or under circumstances that will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

5.2 Access to Information; Pre Existing Relationship. Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access. Holder further represents and warrants that he has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect his own interests in connection with the purchase of the Shares.

5.3 Warrant Transferable. Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that in the reasonable judgment of the Company is in direct competition with the Company.

5.4 Disposition of Warrant Shares and Common Stock. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify the Holder that it may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 5.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the foregoing, the Holder shall not be required to comply with this Section 5.4 if, at the time of any proposed sale or transfer of the Warrant Shares, there is a Registration Statement (defined below) that is then effective with respect to such Warrant Shares.

6. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

7. Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

8. Other Notices. If at any time:

(a) the Company shall declare any cash dividend upon its Common Stock;

(b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

(c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(e) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, in any one or more of said cases, the Company shall give notice of such event by (X) first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of the Holder as shown on the books of the Company or (Y) public announcement made by means of a press release or filing with the Securities and Exchange Commission. Regardless of the means of providing such notice, the notice shall be provided at least 10 days prior to the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and, in the case of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days prior to the date when the same shall take place. Any notice required under this Section 8 shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, or, in the case of a reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event, as the case may be.

9. Registration of Warrant Shares.

9.1 Whenever the Company proposes to register any of its securities under the Act and the registration form to be used may be used for the registration of any of the Warrant Shares in connection with the resale thereof by the Holder (a “Piggyback Registration”), the Company will (i) give no less than fifteen days prior written notice to Holder of its intention to effect such a registration (the “Registration Notice”), and (ii) at the request of the Holder, include in such registration all Warrant Shares then held by the Holder and all Warrant Shares that can then be acquired hereunder by the Holder (the “Registrable Securities”), subject to the allocations set forth below.

9.2 All expenses incident to the Company’s performance of or compliance herewith, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and disbursements for counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions relating to Registrable Securities) and other persons or entities retained by the Company in connection with any Piggyback Registration will be paid by the Company. The Holder shall pay all fees and disbursements of counsel retained by the Holder and, if the Piggyback Registration is an underwritten offering, shall pay all underwriting discounts and commissions relating to the sale of Registrable Securities.

9.3 If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities to be included in such registration exceeds the number that can be sold in such offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell, and (ii) second, the Registrable Securities and the other securities requested to be included in such registration, allocated on a pro rata basis.

9.4 If a Piggyback Registration is an underwritten secondary registration on behalf of other holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities to be included in such registration exceeds the number that can be sold in such offering, then the Company will include in such registration the Registrable Securities and the other securities requested to be included in such registration, allocated on a pro rata basis.

9.5 The Holder shall have no right to select or participate in the selection of any investment banker(s) or manager(s) to administer any offering.

9.6 Whenever Registrable Securities will be registered pursuant to this Section 9, the Company will use commercially reasonable efforts to effect the registration of such Registrable Securities and pursuant thereto, the Company will as expeditiously as possible:

(1) Prepare and file with the SEC a registration statement filed pursuant to the Act on Form S-1, S-2, S-3, SB-1 or SB-2 or any similar registration statement pursuant to which the Registrable Securities may be registered (a “Registration Statement”) with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective;

(2) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of one year and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(3) Furnish to the Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder;

(4) Use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of Registrable Securities owned by the Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(5) Notify Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, in the request of Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Holder of Registrable Securities such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein nor misleading;

(6) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any; and

(7) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

9.7 The Company agrees to indemnify, to the extent permitted by law, Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, except insofar as the same are caused by or contained in any information furnished to the Company by Holder expressly for use therein or which Holder failed to provide after being so requested or by Holder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with a sufficient number of copies of the same or which is otherwise attributable of the negligence or willful misconduct of Holder.

9.8 In connection with any Registration Statement in which Holder is participating, Holder will furnish to the Company in writing, within fifteen (15) days after written request therefor, such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, each person or entity who controls the Company (within the meaning of the Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained or required to be contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained or required to be contained in any information or affidavit so furnished or required to be so furnished by Holder.

9.9 Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

9.10 If the indemnification provided in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

9.12 Notwithstanding anything to the contrary in this Section 9, the Company’s obligations to register the Registrable Securities shall terminate at such time as when the Holder may sell all of the Registrable Securities in any one three-month period pursuant to Rule 144 under the Act or such successor rules as may be adopted.

10. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

11. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (without the requirement to post bond), or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

13. No Impairment. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any the Holder.

* * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this 22nd day of December, 2003.

NEUROBIOLOGICAL TECHNOLOGIES, INC.,

a Delaware corporation

By:	/s/ Paul E. Freiman

Name:	Paul E. Freiman
Title:	President and Chief Executive Officer

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Neurobiological Technologies, Inc.

The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                                           (1) shares of Common Stock of Neurobiological Technologies, Inc. (the “Company”) and herewith makes payment of $             therefor, and requests certificates for such shares be issued in the name of, and delivered to,                                                                               whose address is                                                                                               .

The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

Dated:	,

Signature:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Name:

Title:

(1)	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.